ASCENA RETAIL GROUP ANNOUNCES CHIEF FINANCIAL OFFICER TRANSITION Company Promotes Dan Lamadrid, SVP, Finance and Chief Accounting Officer, to CFO MAHWAH, N.J. (July 25, 2019) — ascena retail group, inc. (Nasdaq: ASNA) (“ascena” or the “Company”) today announced that Dan Lamadrid, SVP, Finance and Chief Accounting Officer, has been promoted to Executive Vice President and Chief Financial Officer, effective August 4, 2019, replacing Robb Giammatteo, who informed the company that he intends to leave ascena at the end of August. Mr. Giammatteo, who will serve as a senior advisor during the month of August, has worked closely with Mr. Lamadrid over the last two years and will continue to do so over the next month to ensure a smooth transition. Mr. Lamadrid will report directly to Gary Muto, Chief Executive Officer. Mr. Muto said, “We have a strong successor in Dan, who has played a critical role in our transformation and strategic portfolio review. He is a highly accomplished finance executive and I look forward to his partnership. In addition, we also benefit from the considerable financial and transformation expertise of Carrie Teffner, our Interim Executive Chair.” Mr. Muto continued, “Robb has been a valued member of ascena for many years and we wish him the best in his future endeavors.” Ms. Teffner added: “Since stepping into this role, I have had a first-hand view of Dan’s financial expertise and thought leadership. Dan will be a critical partner as we execute our transformation plan to return ascena to profitable and sustainable top-line growth.” Mr. Lamadrid joined ascena in 2017 as SVP, Finance and Chief Accounting Officer, after serving as SVP, Chief Accounting Officer at Vitamin Shoppes and VP/Controller at Ralph Lauren. Prior to

these roles, Mr. Lamadrid held finance leadership roles at Hartz Mountain Corporation and Toys R Us after starting his career in public accounting. Mr. Lamadrid received a Magna Cum Laude degree with a BS in Accounting from St. John’s University and earned an MBA, with Honors, in Finance from Iona College. He is a CPA and CMA. About ascena retail group, inc. ascena retail group, inc. (Nasdaq: ASNA) is a leading national specialty retailer offering apparel, shoes, and accessories for women under the Premium Fashion segment (Ann Taylor, LOFT, and Lou & Grey), Value Fashion segment (Dressbarn), Plus Fashion segment (Lane Bryant, Catherines, and Cacique), and for tween girls under the Kids Fashion segment (Justice). ascena retail group, inc. through its retail brands operates ecommerce websites and approximately 3,500 stores throughout the United States, Canada, and Puerto Rico. For more information about ascena retail group, inc. visit: ascenaretail.com, AnnTaylor.com, factory.anntaylor.com, LOFT.com, outlet.loft.com, louandgrey.com, dressbarn.com, lanebryant.com, Catherines.com, and shopjustice.com. Forward-Looking Statements Certain information in this press release contains statements that are forward-looking in nature and involve certain significant risks and uncertainties. Actual results could differ materially from such forward- looking information. ascena’s Securities and Exchange Commission (“SEC”) filings identify many such risks and uncertainties. The forward-looking information in this press release could be affected by many factors, including, without limitation, disruptions in operations, supplier relationships and employee relations given the decision to wind down Dressbarn’s operations, unanticipated developments that may prevent or delay wind down activities, changes in financial markets, interest rates, and foreign currency exchange rates, the ability to achieve anticipated cost reductions, the ability to achieve a successful outcome for its portfolio brands and to otherwise achieve its business strategies, and those additional risks and factors discussed in reports filed with the SEC by ascena from time to time, including those discussed under the heading “Risk Factors” in its most recently filed Annual Report on Form 10-K. We undertake no duty and have no obligation to update any forward-looking statements contained herein.

CONTACT: For investors: For media: ICR, Inc. ascena retail group, inc. Jean Fontana Shawn Buchanan Managing Director Corporate Communications (646) 277-1214 (212) 541-3418 Jean.Fontana@icrinc.com shawn_buchanan@ascenaretail.com Jennifer Davis Senior Vice President (646) 677-1813 Jennifer.Davis@icrinc.com